WARRANT TO PURCHASE PREFERRED STOCK OR COMMON STOCK

BOLT BIOTHERAPEUTICS, INC.

Warrant Shares: [  ]

Issue Date: October [●], 2026

THIS WARRANT TO PURCHASE PREFERRED STOCK OR COMMON STOCK (the “Warrant”) certifies that, for value received, [___] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of the Automatic Conversion (as defined in the Certificate of Designation) (such date, the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the Termination Date (as defined below), but not thereafter, to subscribe for and purchase from Bolt Biotherapeutics, Inc., a Delaware corporation (the “Company”), up to [    ] shares (as subject to adjustment hereunder, the “Warrant Common Shares”) of Common Stock of the Company or, solely to the extent provided in Section 2(a) or Section 3(d), up to [ ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Preferred Stock of the Company. Except as otherwise provided in Section 3(d), this Warrant shall not be exercisable prior to the Initial Exercise Date, and no Warrant Common Shares or Warrant Shares shall be issuable hereunder unless and until the Automatic Conversion has occurred. The purchase price of one Warrant Common Share shall be equal to the Common Exercise Price, and the purchase price of one Warrant Share shall be equal to the Preferred Exercise Price, in each case as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated October 23, 2026, by and among the Company and the investors party thereto, including, without limitation, “Preferred Stock,” “Certificate of Designation,” “Requisite Stockholder Approval,” “Common Stock Equivalents” and “Trading Market.” As used herein, the following terms shall have the following meanings: “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 23, 2026, by and among the Company and the other parties thereto. “Program 2 FIH Data” means the Company’s first public disclosure (whether by press release, investor presentation, Current Report on Form 8-K, or other public announcement) of top-line results from the first-in-human clinical data from the Company's Program 2 Phase 1 (IL-31 bispecific), such disclosure to include at least two dosing cohorts from subjects administered subcutaneous single ascending doses (n = approximately 8 per group) with at least 8 weeks post-dose follow up, similar to Phase 1 data previously generated for PRA-216. “Termination Date” means the date that is the earlier of thirty (30) days after the date of the Program 2 FIH Data or June 30, 2028.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, subject to Section 3(d), at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed copy submitted by email (or email attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”), together with payment of the aggregate Exercise Price for the Warrant Common Shares specified in the applicable Notice of Exercise by wire transfer of immediately available funds to an account designated by the Company, in each case within one Trading Day following the date of exercise; provided, however, that in the event that the limitations set forth in Section 2(d) restrict the exercise of this Warrant for Warrant Common Shares, this Warrant may instead be exercised for Warrant Shares of Preferred Stock by delivery of a Notice of Exercise, completed and duly signed, and payment of the aggregate Exercise Price for such Warrant Shares in accordance with this Section 2(a). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares and

Warrant Common Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares or Warrant Common Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares or Warrant Common Shares, as applicable, purchasable hereunder in an amount equal to the number of Warrant Shares or Warrant Common Shares so purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares and Warrant Common Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise on the Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares or Warrant Common Shares hereunder, the number of Warrant Shares or Warrant Common Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per Warrant Share of Preferred Stock under this Warrant shall be equal to the Share Price (as defined in the Securities Purchase Agreement) (the “Preferred Exercise Price”), and the exercise price per Warrant Common Share of Common Stock under this Warrant shall be equal to the Share Price (as defined in the Securities Purchase Agreement) divided by 1,000 (the “Common Exercise Price” and, together with the Preferred Exercise Price, each an “Exercise Price”), in each case subject to adjustment hereunder.

(c) Mechanics of Exercise.

i. Delivery of Warrant Shares and Warrant Common Shares Upon Exercise. Upon exercise of this Warrant for Warrant Common Shares, the Company shall cause the Warrant Common Shares to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee. Upon exercise of this Warrant for Warrant Shares (which may only occur pursuant to the fallback set forth in Section 2(a) or pursuant to Section 3(d)), the Company shall issue such Warrant Shares in the name of the Holder or its designee in book-entry form on the Company’s share register maintained by the Transfer Agent, or by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. In each case, delivery shall be made to the address specified by the Holder in the Notice of Exercise by the date that is no later than the second (2nd) Trading Day after the later of (i) the delivery to the Company of the Notice of Exercise and (ii) delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise and payment of the aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares or Warrant Common Shares, as applicable, with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares or Warrant Common Shares. If the Company fails to deliver to the Holder the Warrant Shares or Warrant Common Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, and such failure continues for five (5) Trading Days after the Company’s receipt of written notice thereof from the Holder (the “Cure Period”), then, for any such failure that is not cured within the Cure Period and that did not result solely from (x) an act or omission of the Transfer Agent, DTC or other third-party service provider that is outside of the Company’s reasonable control and that the Company is using commercially reasonable efforts to remedy, or (y) a legal or regulatory restriction applicable to the Company or the Warrant Shares or Warrant Common Shares, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each thirty (30) day period after the expiration of the Cure Period until such Warrant Shares or Warrant Common Shares are delivered, an amount equal to (prorated for any partial period) one half of one percent (0.50%) of the product of (I) the number of Warrant Shares or Warrant Common Shares subject to such exercise that have not been delivered and (II) the applicable Exercise Price. The Company agrees to maintain a transfer agent (the “Transfer Agent”) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares or Warrant Common Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares and Warrant Common Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the number of Warrant Shares or Warrant Common Shares, as applicable, to be issued shall be rounded down to the nearest whole number and the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Exercise Price or round up to the next whole share.

iv. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares or Warrant Common Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares or Warrant Common Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares or Warrant Common Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares or Warrant Common Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Common Shares. Subject to the foregoing, the Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares or Warrant Common Shares upon exercise hereof, including any United States withholding taxes imposed on any dividends or deemed dividends, and the Company shall be entitled to withhold such tax liability from shares of Preferred Stock or Common Stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to the relevant Holder as required by applicable law.

(d) Beneficial Ownership Limitation. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates and any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise for Warrant Common Shares, or, solely with respect to an exercise for Warrant Shares pursuant to the fallback set forth in Section 2(a), of the number of shares of Preferred Stock outstanding immediately after giving effect to such exercise, as applicable. For purposes of the foregoing sentence, the number of shares of Common Stock or Preferred Stock, as applicable, beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares or Warrant Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares or Warrant Common Shares which would be issuable upon exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination (other than to the extent that the information on the number of outstanding shares of Common Stock or Preferred Stock, as applicable, is provided by the Company, either directly or through one or more public filings relied upon by the Holder). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In determining the number of outstanding shares of Common Stock or Preferred Stock, as applicable, a Holder may rely on the number of outstanding shares as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock or Preferred Stock, as applicable, then outstanding. In any case, the number of outstanding shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares was reported. The “Beneficial Ownership Limitation” applicable to the Holder’s exercise of this Warrant is, and at all times shall remain, the same Beneficial Ownership Limitation applicable to such Holder’s shares of Series D Non-Voting Preferred Stock under Section 6.4 of the Certificate of Designation, as designated by the Holder (or, if applicable, the Holder’s predecessor in interest as an original Investor) on its signature page to the Securities Purchase Agreement, or otherwise in accordance with Section 6.4 of the Certificate of Designation or Section 5.10 of the Securities Purchase Agreement, and as the same may be increased or decreased from time to time solely in accordance with the notice and timing provisions of Section 6.4 of the Certificate of Designation (and not pursuant to any separate notice to, or election or mechanism of, the Company under this Warrant). This Section 2(d) shall not restrict the number of shares of Preferred Stock or Common Stock which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a Fundamental Transaction as contemplated in Section 3(d). The provisions of this Section 2(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this Section 2(d) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation, provided that no such correction may result in the Beneficial Ownership Limitation applicable to this Warrant differing from the Beneficial Ownership Limitation applicable to the Holder under Section 6.4 of the Certificate of Designation. The limitations contained in this Section 2(d) shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Preferred Stock or Common Stock or any other equity or equity equivalent securities payable in shares of Preferred Stock or Common Stock, respectively (which, for avoidance of doubt, shall not include any Warrant Shares or Warrant Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Preferred Stock or Common Stock into a larger number of shares of Preferred Stock or Common Stock, respectively, (iii) combines (including by way of reverse stock split) outstanding shares of Preferred Stock or Common Stock into a smaller number of shares of Preferred Stock or Common Stock, respectively, or (iv) issues by reclassification of shares of the Preferred Stock or Common Stock any shares of capital stock of the Company, then in each case the Preferred Exercise Price or Common Exercise Price, as applicable, shall be multiplied by a fraction of which the numerator shall be the number of shares of Preferred Stock or Common Stock (excluding treasury shares, if any), as applicable, outstanding immediately before such event and of which the denominator shall be the number of shares of Preferred Stock or Common Stock, as applicable, outstanding immediately after such event, and the number of Warrant Shares or Warrant Common Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Preferred Exercise Price or Common Exercise Price, as applicable, of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Preferred Stock or Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Preferred Stock or Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial

Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Preferred Stock or Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Preferred Stock or Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than dividends or distributions subject to Section 3(a) above (a “Distribution”), or other than a reclassification to which Section 3(d) applies, then at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Preferred Stock or Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Preferred Stock or Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding and on or after the date of the Program 2 FIH Data, (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation (excluding, for the avoidance of doubt, the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement), (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer approved by the Company’s board of directors (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, or (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) (excluding, for the avoidance of doubt, the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares or Warrant Common Shares (as applicable) then issuable upon exercise in full of this Warrant (without regard to any limitations on exercise contained herein, including without limitation the Beneficial Ownership Limitation) (the “Alternate Consideration”). Notwithstanding the foregoing, if a Fundamental Transaction is consummated prior to the date of the Program 2 FIH Data, this Warrant shall automatically terminate and be of no further force or effect upon the consummation of such Fundamental Transaction, without any payment of consideration (including Alternate Consideration) to the Holder and without any obligation on the part of the Company or any Successor Entity to assume this Warrant; provided, that, notwithstanding the Initial Exercise Date set forth in the first paragraph of this Warrant, if a Fundamental Transaction is consummated prior to the Initial Exercise Date, the Holder shall be entitled to exercise this Warrant (for Warrant Common Shares or, if the Automatic Conversion has not yet taken place, for Warrant Shares consistent with the provisions of Section 2, mutatis mutandis) at any time up to two (2) Business Days prior to the consummation of such Fundamental Transaction. The Company shall give the Holder at least ten (10) Business Days’ prior notice of the anticipated closing date of any such Fundamental Transaction. If holders of shares of Preferred Stock or Common Stock (as applicable) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction that is within the Company’s control, including approval by its Board of Directors, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to the consummation of such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares or Warrant Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the applicable Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Preferred Stock or Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of whether the Company has sufficient authorized shares of Preferred Stock or Common Stock for the issuance of Warrant Shares or Warrant Common Shares.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Preferred Stock or Common Stock, as applicable, deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Preferred Stock or Common Stock (excluding treasury shares, if any), as applicable, issued and outstanding.

(f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Preferred Exercise Price or Common Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price so adjusted and any resulting adjustment to the number of Warrant Shares or Warrant Common Shares, as applicable, and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Preferred Stock or Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Preferred Stock or Common Stock, (C) the Company shall authorize the granting to all holders of the Preferred Stock or Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with a Fundamental Transaction, any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the SEC, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Preferred Stock or Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 3(d), other than a Fundamental Transaction under clause (iii) of Section 3(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least ten (10) Business Days prior to the date such Fundamental Transaction is anticipated to be consummated. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares or Warrant Common Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares or Warrant Common Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof for Warrant Shares or Warrant Common Shares as set forth in Section 2(c)(i), except as expressly set forth in Section 3. Without limiting the rights of a Holder to receive cash payments contemplated by Section 2(c)(i) herein, in no event will the Company be required to net cash settle an exercise of this Warrant.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares or Warrant Common Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant and, subject to the occurrence of the Automatic Conversion, will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Common Shares upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares or Warrant Common Shares upon the exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares or Warrant Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares and Warrant Common Shares which may be issued upon the exercise of this Warrant will, upon exercise hereunder and payment for such Warrant Shares or Warrant Common Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares or Warrant Common Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares and Warrant Common Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares or Warrant Common Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares or Warrant Common Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Securities Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Notice of Exercise) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via confirmed email prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Bolt Biotherapeutics, Inc.

900 Chesapeake Drive
Redwood City, CA 94063

Attention: Legal Department

Email: notice@boltbio.com

With copy to:

Sidley Austin LLP

101 California Street, 35th Floor

San Francisco, CA 94111

Attention: Frank Rahmani and Nick DeAngelis

Email: frahmani@sidley.com; ndeangelis@sidley.com

If to the Holder, to its address or e-mail address on the books and records of the Company.

(i) Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares or Warrant Common Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Preferred Stock or Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares or Warrant Common Shares.

(m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Bolt Biotherapeutics, Inc.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: BOLT BIOTHERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ [Warrant Shares of Preferred Stock][Warrant Common Shares of Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price in full, together with all applicable transfer taxes, if any.

Payment shall be made in lawful money of the United States by wire transfer of immediately available funds to an account designated by the Company.

(2) Please issue said Warrant Shares or Warrant Common Shares, as applicable, in the name of the undersigned or in such other name as is specified below:

If Warrant Common Shares are being purchased, the Warrant Common Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated: __________________________________ __, ______

Holder’s Signature: ___________________________________________________

Holder’s Address: ________________________________________________